UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2020

Global Indemnity Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34809	98-1304287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

27 Hospital Road George Town, Grand Cayman KY1-9008, Cayman Islands	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (345) 949-0100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
A Ordinary Shares	GBLI	NASDAQ Global Select Market
7.875% Subordinated Notes due 2047	GBLIL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On August 25, 2020, the Company held a special meeting (the “Scheme Meeting”) of the holders of its A ordinary shares and B ordinary shares (together, the “Shareholders”) and an extraordinary general meeting (the “Extraordinary Meeting” and, together with the Scheme Meeting, the “Meetings”) of its Shareholders. The proposals submitted to a vote of the Shareholders at the Meetings are described in detail in the Company’s Proxy Statement filed on July 23, 2020 .

The final results of voting for each matter are as follows:

Scheme Meeting

Proposal 1: Scheme of Arrangement Proposal

Votes For	Votes Against	Abstain	Broker non-votes
11,444,328	1,059,161	274	———

Extraordinary Meeting

Proposal 2: EGM Scheme of Arrangement Proposal

Votes For	Votes Against	Abstain	Broker non-votes
48,692,317	1,074,348	174	———

Proposal 3: GI Bermuda Transaction Proposal

Votes For	Votes Against	Abstain	Broker non-votes
48,692,376	1,074,289	174	———

Proposal 4: The Adjournment Proposal

The adjournment proposal was rendered moot in light of the approval of Proposal 1, Proposal 2 and Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Indemnity Limited

Date: August 27, 2020	By:	/s/ Thomas M. McGeehan
Name: Thomas M. McGeehan
Title: Chief Financial Officer